 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 4, 2013

PACIFIC ETHANOL, INC.

 (Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:          (916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Extension of Maturity of Plant Debt

On December 19, 2012, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with 5 accredited investors (the “Investors”). Under the terms of the Purchase Agreement, the Company agreed to sell $22,192,490.64 in aggregate principal amount of its senior unsecured notes (the “Notes”) and warrants (the “Warrants”) to purchase an aggregate of 25,630,286 shares of the Company’s common stock, $0.001 par value per share, to the Investors in a private offering (the “Financing Transaction”) for aggregate gross proceeds of $22,192,490.64.

A summary of the terms of the Purchase Agreement, the Notes and the Warrants was disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2012.  Readers should review the Original 8-K and the exhibits filed with the Original 8-K for a complete understanding of the terms and conditions associated with the Financing Transaction.

The sale of the Notes and the Warrants to the Investors is expected to close (the “Closing”) on or prior to January 18, 2013, subject to satisfaction of customary closing conditions.  The Closing is also contingent upon, among other things, (i) the maturity date applicable to certain loans issued by certain indirect partially owned subsidiaries of the Company being extended immediately prior to the Closing (“Extension of Maturity of Plant Debt”) and (ii) satisfactory evidence that the Acquisition of Plant Debt (as defined below) will be consummated concurrently with the Closing.

Subject to the consummation of the Financing Transaction, the Company has agreed to use $21,538,595.64 of the gross proceeds of the Financing Transaction to purchase (“Acquisition of Plant Debt”) from certain of the Investors (the “A-2 Investors”) an aggregate principal amount of $21,538,595.64 of Tranche A-2 Term Loans (the “Purchased Debt”) issued under and as defined in that that certain Second Amended and Restated Credit Agreement dated as of October 29, 2012 among Pacific Ethanol Holding Co. LLC, a Delaware limited liability company, as a borrower thereunder and as agent for borrowers thereunder, and co-borrowers Pacific Ethanol Madera LLC, a Delaware limited liability company, Pacific Ethanol Columbia, LLC, a Delaware limited liability company, Pacific Ethanol Stockton LLC, a Delaware limited liability company, and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company, each of the lenders thereunder who are from time to time signatories thereto, Wells Fargo Bank, N.A., as administrative agent and collateral agent for such lenders and such other parties thereto as identified therein (the “Second Lien Credit Agreement”).

On January 4, 2013, the A-2 Investors entered into a First Amendment to Second Amended and Restated Credit Agreement with Pacific Ethanol Holding Co. LLC, a Delaware limited liability company, as a borrower and as agent for borrowers, and co-borrowers Pacific Ethanol Madera LLC, a Delaware limited liability company, Pacific Ethanol Columbia, LLC, a Delaware limited liability company, Pacific Ethanol Stockton LLC, a Delaware limited liability company, and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company, Wells Fargo Bank, N.A., as administrative agent and collateral agent and such other parties thereto as identified therein (the “Second Lien Credit Agreement Amendment”) pursuant to which the terms of the Second Lien Credit Agreement will be amended to extend the maturity date applicable to the Purchased Debt from June 30, 2013 to June 30, 2016, with such amendment to be effective immediate prior to the closing of the Financing Transaction.

In addition, on January 4, 2013, Investors holding sufficient debt to amend the Credit Agreement dated as of October 29, 2012 among Pacific Ethanol Holding Co. LLC, a Delaware limited liability company, as a borrower thereunder and as agent for borrowers thereunder, and co-borrowers Pacific Ethanol Madera LLC, a Delaware limited liability company, Pacific Ethanol Columbia, LLC, a Delaware limited liability company, Pacific Ethanol Stockton LLC, a Delaware limited liability company, and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company, each of the lenders thereunder who are from time to time signatories thereto, Wells Fargo Bank, N.A., as administrative agent and collateral agent for such lenders and such other parties thereto as identified therein (the “First Lien Credit Agreement”) entered into a First Amendment to Credit Agreement (the “First Lien Credit Agreement Amendment”) under which such Lenders agreed to amend the terms of the First Lien Credit Agreement to extend the maturity date of the $10.0 million revolving line of credit from June 25, 2013 to June 25, 2015 with such amendment to be effective immediate prior to the closing of the Financing Transaction.

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There can be no assurance that the closing of the Financing Transaction, the Acquisition of Plant Debt or Extension of Maturity of Plant Debt will be consummated.

Employment Agreement

On January 6, 2013, Pacific Ethanol, Inc. (the “Company”) entered into an Executive Employment Agreement with Michael D. Kandris that provides for Mr. Kandris’ at-will employment as the Company’s Chief Operating Officer. Mr. Kandris shall initially receive a base salary of $246,000 per year, subject to annual review and increase in the Company’s board of director’s sole discretion. Mr. Kandris is also eligible to receive an annual discretionary cash bonus of up to 50% of his base salary, to be paid based upon performance criteria set by the Company’s board of directors.

Upon termination by the Company without cause, resignation by Mr. Kandris for good reason or upon Mr. Kandris’s disability, Mr. Kandris is entitled to receive (i) severance equal to twelve months of base salary, (ii) continued health insurance coverage for twelve months, and (iii) accelerated vesting of 25% of all shares or options subject to any equity awards granted to Mr. Kandris prior to Mr. Kandris’s termination which are unvested as of the date of termination. However, if Mr. Kandris is terminated without cause or resigns for good reason within three months before or twelve months after a change in control, Mr. Kandris is entitled to (a) severance equal to eighteen months of base salary, (b) continued health insurance coverage for eighteen months, and (c) accelerated vesting of 100% of all shares or options subject to any equity awards granted to Mr. Kandris prior to Mr. Kandris’s termination that are unvested as of the date of termination.

The term “for good reason” is defined in the Executive Employment Agreement as (i) the assignment to Mr. Kandris of any duties or responsibilities that result in the material diminution of Mr. Kandris’s authority, duties or responsibility, (ii) a material reduction by the Company in Mr. Kandris’s annual base salary, except to the extent the base salaries of all other executive officers of the Company are accordingly reduced, (iii) a relocation of Mr. Kandris’s place of work, or the Company’s principal executive offices if Mr. Kandris’s principal office is at these offices, to a location that increases Mr. Kandris’s daily one-way commute by more than thirty-five miles, or (iv) any material breach by the Company of any material provision of the Executive Employment Agreement.

The term “cause” is defined in the Executive Employment Agreement as (i) Mr. Kandris’s indictment or conviction of any felony or of any crime involving dishonesty, (ii) Mr. Kandris’s participation in any fraud or other act of willful misconduct against the Company, (iii) Mr. Kandris’s refusal to comply with any lawful directive of the Company, (iv) Mr. Kandris’s material breach of his fiduciary, statutory, contractual, or common law duties to the Company, or (v) conduct by Mr. Kandris which, in the good faith and reasonable determination of the Company’s board of directors, demonstrates gross unfitness to serve; provided, however, that in the event that any of the foregoing events is reasonably capable of being cured, the Company shall, within twenty days after the discovery of the event, provide written notice to Mr. Kandris describing the nature of the event and Mr. Kandris shall thereafter have ten business days to cure the event.

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A “change in control” of the Company is deemed to have occurred if, in a single transaction or series of related transactions (i) any person (as the term is used in Section 13(d) and 14(d) of the Exchange Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employee benefit program, is or becomes a “beneficial owner” (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities of the Company representing a majority of the combined voting power of the Company, (ii) there is a merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to the transaction continue to hold (either by the shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after the transaction, or (iii) all or substantially all of our assets are sold.

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Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement for Michael Kandris, dated January 6, 2013 (*)

______________

(*)       Filed as an exhibit hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2013	PACIFIC ETHANOL, INC.

By: /S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright,
Vice President, General Counsel & Secretary

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EXHIBITS FILED WITH THIS REPORT

Exhibit No.	Description

10.1	Executive Employment Agreement for Michael Kandris, dated January 6, 2013

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